DISTRIBUTOR AGREEMENT

            THIS DISTRIBUTOR AGREEMENT is made and entered into as of the 19th day of January, 2000 (hereinafter referred to as the "Effective Date") by and between BARUDAN CO., LTD., having an address at 20 Tsukagoshi, Josuiji, Ichinomiya, Aichi, 491-0004 Japan (hereinafter referred to as "Barudan") and WILLCOX & GIBBS, INC. having an address at 900 Milik Street, Carteret, New Jersey 07008 USA (hereinafter referred to as "Distributor").

                                    RECITALS:

      WHEREAS, Barudan manufactures various machine products certain of which are described in Exhibit A attached hereto (hereinafter the "Products"); and

      WHEREAS, Distributor desires to act as Barudan's exclusive distributor in the Territory (hereinafter defined) for the Products,

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto mutually agree as follows:

      1.    RELATIONSHIP OF PARTIES.

            A. APPOINTMENT AND ACCEPTANCE. Subject to the terms and conditions hereinafter set forth, Barudan hereby appoints Distributor as the exclusive distributor of the Products to third party customers in the United States and Canada (the "Territory") and Distributor hereby accepts such appointment. This exclusive appointment means that Barudan, during the term of this Agreement, will not appoint any other distributors of the Products in the Territory nor sell any of the Products directly to customers in the Territory. Distributor shall only purchase the Products from Barudan.

            B. TERRITORY. Distributor's exclusive territory of responsibility is the continental United States and Canada (hereinafter referred to as the "Territory"), Barudan may not enter into agreements with any other Distributor or service representative for distribution, sale, repair or service of the Products within the Territory.

            C. NO AGENCY. Distributor and Barudan are independent contractors and nothing contained in this Agreement shall be construed to create any agency, partnership, joint venture, franchisor/franchisee, or employer/employee relationship between the parties. Neither party is authorized to waive any right to create or incur any obligation on behalf of the other party or to release or settle any claim or other legal right of the other party.

            D. NEW PRODUCTS. Barudan shall advise Distributor in writing if Barudan intends to add new or modified products to the scope of this Agreement or remove older products from the scope of this Agreement. Barudan shall provide Distributor with all new or modified products at prices to be set forth in a revised Exhibit A provided to Distributor by Barudan. Such new or modified products shall constitute "Products" covered by this Agreement. Barudan shall not sell any removed Products within the Territory directly or indirectly, through another distributor or otherwise, during the term of this Agreement. Subject to the fulfillment of all outstanding orders received by Barudan from

Distributor, Barudan has the right, at any time and from time to time, to discontinue the manufacture of all or some of the Products including related parts and supplies at its sole discretion.

      2.    TERM.

            A. INITIAL TERM. This Agreement shall have an initial term commencing on the Effective Date until December 31, 2003 (the "Initial Term") and will be automatically extended for successive three (3) year periods thereafter on the same terms and conditions as the original terms, so long as the parties continue to perform under this Agreement until and unless terminated as hereafter provided.

            B. TERMINATION. In the event either party wishes to terminate the Agreement upon the expiration of the Initial Term or thereafter during any extension of the Initial Term, such party must give at least nine (9) months' prior notice in writing of its desire to terminate. This Agreement may be terminated by either party prior to the expiration of the Initial Term upon three (3) days notice in the event that the Chapter 11 Proceeding is converted to a Chapter 7 Bankruptcy or the Chapter 11 Proceeding is concluded and either party thereafter files a voluntary petition for bankruptcy.

      3.    DISTRIBUTOR'S OBLIGATIONS.

            A. SALES EFFORTS. Distributor shall use its best efforts to develop business in, promote the use of and the sale of the Products within the Territory. At its own expense, Distributor shall maintain an adequate and efficient staff of sales personnel, field engineers and technical support suitable for the requirements set forth in this Agreement. Sales quotas shall be established annually for the Territory by mutual agreement of Barudan and Distributor. The initial annual sales quotas are to be set by December 31, 1999 for the year 2000. Distributor shall use its best efforts to attain the annual sales quotas.

            B. FACILITIES. Distributor shall maintain adequate facilities including warehouse, transportation, and service vehicles as necessary to meet its obligations hereunder. Distributor shall maintain a toll-free "800" telephone number, Internet access and facsimile service.

            C. EXCLUSIVITY. During the term of this Agreement, Distributor shall not represent, market, sell or otherwise deal with any products competitive with the Products.

            D. INVENTORY. Distributor shall maintain sufficient inventories of parts far the Products consistent with the needs of the market and service.

            E. PROMOTION. Distributor shall display notifications of its authorized distributor relationship with Barudan in its facilities and advertisements including, at a minimum, trade shows and trade publications. Distributor shall display and circulate promotional materials and sales literature as reasonably approved by Barudan.

            F. SALES PROJECTIONS. At the beginning of each calendar year during the term hereof, Distributor shall provide Barudan with a reasonable estimate of Distributor's requirements for all Products during the following year and estimates for the following three month period. The three month estimate shall be updated and amended as necessary. No order that Distributor submits to Barudan shall become effective unless and until it is formally acted by Barudan. Payment for all orders shall be made by wire transfer. If Distributor shall fail to pay for any Products or parts shipped hereunder, Barudan may defer further deliveries until the overdue amounts are paid and until Barudan is satisfied that payment will be made for further deliveries. Distributor shall make all reasonable efforts to process orders for parts received from customers as soon as possible subject to availability of parts from Barudan. Barudan shall make all reasonable efforts to process orders for Products received from Distributor as soon as possible. Neither party shall be liable for delays which are caused by events that are beyond its reasonable control including, but not limited to acts of God, acts of civil or military authority, fires, casualties, accidents, strikes or labor difficulties, riots, police action, civil commotion or demonstrations. In the event of a Product shortage, Barudan may allocate its available Products among its other customers in such a manner as it deems best.

            G. INSURANCE. Distributor agrees to maintain comprehensive general liability, property damage and products liability insurance against any and all damage, claims and liabilities arising out of, connected with, or resulting from the possession, sale, lease, use or operation of the Products. Said insurance policies shall be in form and amount with insurance carriers who are duly licensed and in good standing with governmental authorities having jurisdiction over them. In no case shall the limits of said insurance policies be less than $2,000,000 per person, $4,000,000 per incident. The insurance policies described above may not be altered or canceled except upon thirty days prior notice with a copy of said notice to Barudan. Distributor shall provide Barudan with evidence of its insurance coverage. Barudan may request that it, and Barudan America, Inc. be listed as an additional insured on any of said insurance policies. Distributor shall comply with all the terms and conditions of said policies of insurance and give Barudan and the insurance company within 24 hours of an incident a written report, and further agrees to cooperate with the insurance company and Barudan in the defense of any and all claims arising out of the possession, sale, lease, use and operation of the Products.

            H. REPORTS. Distributor shall deliver to Barudan quarterly reports concerning Products purchased by Distributor's customers and sales and service visits with purchasers and potential purchasers. Distributor shall keep Barudan reasonably informed of potential sales and problems pertaining to the Products. Upon Barudan's request from time to time, Distributor shall furnish Barudan such additional sales and inventory reports as Barudan shall reasonably require.

      4.    SERVICE OBLIGATIONS.

            A. SERVICE EFFORTS. Distributor shall use its best efforts to provide exemplary and outstanding service for the Products in accordance with this Agreement.

            B. WARRANTY SERVICE. Distributor shall provide warranty service in the Territory for the Products in accordance with Barudan's existing warranty practices which are described on Exhibit C attached hereto. The parties hereby agree and acknowledge that Distributor shall be paid by Barudan for all work covered by the warranty (Exhibit C) at the rates and on the terms set forth on the warranty (Exhibit C). Any additional work performed by the Distributor with the specific authorization of Barudan shall be paid for by Barudan on the terms and at the rates agreed upon by the parties hereto.

            C. ORIGINAL PARTS. Distributor shall use only original Barudan parts in providing any service for the Products unless specifically authorized in writing by Barudan. Distributor is hereby authorized to purchase all parts for the Products directly from Barudan America, Inc. under mutually agreeable terms and conditions.

            D. COLLECTION. Distributor shall be responsible for billing and collecting from the customer for all charges for labor, parts, transportation, or other charges relating to service which is not warranty service or other service which Barudan has specifically agreed to pay for in writing.

      5.    BARUDAN'S OBLIGATIONS.

            A. INVENTORY SALES. Barudan shall sell to Distributor, Products in amounts sufficient to permit Distributor to meet its obligations to its customers (subject to the provisions of Section 3(f) hereof) and at prices established in Section 6(a).

            B. PROMOTION. Barudan shall identify Distributor as an authorized representative in all advertising or promotional materials of Barudan which identify authorized dealers, distributors, or representatives of the Products.

            C. REFERRALS. Barudan shall refer inquiries regarding Products, parts or service from customers within the Territory to Distributor.

            D. TECHNICAL  SUPPORT.  During the term of this  Agreement,  Barudan
will  supply  reasonable   on-going   technical  support  for  the  Products  to
Distributor.

      6.    PRICES; PAYMENT; TERMS.

            A. DISTRIBUTOR   PRICES.   Barudan  shall  sell   the   Products  to
Distributor at the prices shown on Exhibit A.

            B. PRICE INCREASES. In the event Barudan increases the price of any Product, it shall provide thirty (30) days prior written notification of that increase to Distributor. Such increases shall not affect any orders received by Barudan prior to the date of delivery of such notification to Distributor.

            C. PAYMENT. During the Chapter 11 Bankruptcy proceeding that the Distributor is involved in as of the date of this Agreement ("Chapter 11 Proceeding"), all invoices issued by Barudan will be paid by Distributor within ninety (90) days of shipment. Distributor will provide a Letter of Credit for all amounts due to Barudan hereunder during the Chapter 11 Proceeding. After the Chapter 11 Proceeding is concluded, payment terms for any order shall be according to one of the following as decided solely by Barudan: (1) Payment on the invoice shall be paid by Distributor within sixty (60) days of shipment; or
(2) Payment on the invoice shall be paid by Distributor within ninety (90) days of shipment and Distributor shall provide a Letter of Credit, from a financial institution acceptable to Barudan and confirmed by a financial institution in

Japan of Barudan's choice, providing for payment to be made to Barudan, of one half of the amount due, ninety (90) days after the date of shipment of that order and providing such other consistent terms as Barudan may agree.

            D. TERMS. Distributor acknowledges and agrees that its purchase of Products from Barudan shall be subject and according to the standard terms and conditions of sale set forth on Exhibit D attached hereto; provided however that the terms of this Agreement shall take precedence over and control in the event of any inconsistency between the terms of this Agreement and Exhibit D.

      7.    PROPRIETARY AND CONFIDENTIAL INFORMATION.

            A. PROPRIETARY MARKS. Barudan hereby grants to Distributor the right to use and display the trade names, trademarks, service marks, logos, designs, and symbols of Barudan and Barudan applicable to the Products (the "Proprietary Marks") in fulfilling its obligations under this Agreement. Such use shall be in accordance with procedures communicated in writing by Barudan to Distributor regarding the preservation of the distinctiveness of any Proprietary Mark. All Proprietary Marks shall remain the property of Barudan, Barudan Company, Ltd. (Japan) and Barudan America, Inc, as the case may be. Distributor shall not remove, replace, or modify any Proprietary Marks applied to the Products or the packing for the Products by Barudan. Distributor shall provide Barudan with notice of any misuse or infringement of any Proprietary Mark of which Distributor may become aware. Distributor may indicate in signs, advertising, publicity or other sales or marketing media or material, that it is an authorized distributor of Barudan's Products.

The parties hereby agree and acknowledge that Barudan Company, Ltd. (Japan) and Barudan America, Inc. are and shall remain the exclusive owners of the various patents, and all scientific or technical information, designs, processes, invention, procedures, formulae and improvements, whether patentable or unpatentable, conceived, invented, or originated by Barudan Company, Ltd. (Japan) and Barudan America, Inc. as well as all Proprietary Marks and other patented or unpatented knowledge or information used in connection with the Products (the "Proprietary Property"). Distributor has and shall have no right, title or interest in the Proprietary Property, or any goodwill related thereto, during or after the term of this Agreement except to the extent and in the manner, time and places Distributor is authorized to use the Proprietary Marks and designs, subject to the provisions of this Agreement.

            B. INDEMNITY. Barudan shall indemnify and hold Distributor and its directors, officers, employees and agents harmless from any costs, expenses, losses, judgments, or awards, including legal fees and expenses, which Distributor may incur by reason of any claim that the Distributor's use of or possession of the Products or Proprietary Marks infringe any patent, trademark, service mark, trade name, or other intellectual property of any third party; Barudan shall assume, at its sole expense, the defense and/or settlement of any suit or proceeding naming Distributor as a party based on any such claim. Distributor shall give prompt notice of any such claim to Barudan and provide Barudan full opportunity to conduct the defense of any claim and shall cooperate with Barudan in the defense of such claim. In all events, Distributor shall have the right to participate in the defense of any such suit or proceeding through counsel of its own choosing and at its own expense. This indemnity shall not apply to the extent any claim relates to Distributor's use of any Proprietary Mark in a manner not permitted or authorized under this Agreement.

            C. CONFIDENTIAL INFORMATION. Each party acknowledges that it may receive confidential information of the other party in connection with the performance of this Agreement. Such confidential information, whether in written or oral form, may include, but is not limited to formulas, patterns, programs, devices, compilations of information, methods, techniques, processes, plans, designs, drawings, specifications, customer fists, supplier lists, or other materials which derive independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from their disclosure or use. Each party agrees to hold any information of the other party marked as "confidential," similarly identified as confidential, or provided in a manner indicating the confidential nature of the information, in confidence and agrees not to disclose such information to third parties without the prior written consent of the owner of such information. Each party agrees that it will not use the confidential information of the other party for any purpose other than fulfilling its obligations of performance under this Agreement.

      8.    WARRANTIES.

            A. WARRANTIES OF DISTRIBUTOR.

               (1) Distributor shall not be obligated to make any warranty to customers regarding the Products sold in their original packaging and may fully disclaim any express or implied warranties and exclude consequential and incidental damages with customers in accordance with the warranty (Exhibit C).

               (2) Distributor hereby warrants to Barudan and for the benefit of Barudan Company, Ltd. (Japan) and Barudan America, Inc., for a period of a minimum of thirty (30) days following the completion of any warranty service, or other service performed by Distributor hereunder at Barudan's request and expense, that such service will be free from defect and that all parts incorporated into the Product serviced by Distributor are original parts unless the specific written authorization of Barudan for use of other parts has been received by Distributor.

            B. LIMITED WARRANTIES. Barudan assigns and transfers to Distributor the Limited Warranty issued by Barudan America, Inc. covering the Products as set forth in Exhibit B. The express warranties set forth in this Section 8 and Exhibit B constitute the only warranties of Barudan and Distributor to the customer regarding the transactions described in this Agreement.

      9.    EVENTS OF DEFAULT AND TERMINATION.

            A. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (which are deemed to be Events of Default), Barudan may (i) terminate this Agreement, effective immediately and without notice to Distributor, (ii) declare all of Distributor's indebtedness to Barudan immediately due and payable and/or invoice customers directly pursuant to Paragraph 10, (iii) cancel the exclusivity provision contained in Paragraph 1(b) and have the right to sell directly into and to enter into additional Distributor or representative agreements in the Territory and/or (iv) exercise all other legal remedies available to Barudan:

               (1) Distributor's failure to pay, within thirty (30) days after the same shall become due and payable, any monetary obligation owed Barudan.

               (2) Except  as   otherwise    provided    herein,   Distributor's
assignment or attempted assignment of this Agreement, or of any right or interest herein, without Barudan's prior written consent.

               (3) Distributor's sale, mortgage, or other disposition of any Products that are not in the regular course of business, and are for less than full or adequate consideration.

               (4) Distributor's failure or refusal to perform any of its non-monetary obligations hereunder, for a period of sixty (60) days, after written notice is given to Distributor to perform such obligations.

               (5) Any change in the control of Distributor, except for any change of control resulting from the Chapter 11 Proceedings which does not result in a competitor of Barudan having control, which, in Barudan's reasonable opinion, would adversely affect the representation of Barudan's interests in the Territory.

               (6) In the event that (i) Distributor's Chapter 11 Proceeding is converted to a Chapter 7 Bankruptcy; or (ii) the Chapter 11 proceeding is concluded and Distributor thereafter becomes insolvent, files or has filed against it a case in bankruptcy which remains open after thirty days from date of filing makes a general assignment for the benefit of its creditors, or has a receiver or trustee appointed for its business or properties.

               (7) If Distributor fails to use its best efforts to set sales quotas or to fulfill its sales and marketing obligations set forth in Paragraph 3 (a).

            B. RIGHTS UPON TERMINATION. Upon termination of this Agreement in accordance with this Section 9 (b):

               (1) All unfilled orders which have been accepted by Barudan shall be fulfilled; provided, however, that Barudan may request such payment terms and conditions, including direct payment from the customer, as Barudan deems reasonable;

               (2) Each party shall return the confidential information of the other party in their possession and control to the owner of that confidential information and shall cease using or distributing the confidential information of the other parry for any purpose; Distributor shall cease using any Proprietary Marks or promotional materials of Barudan Japan, Barudan America or Barudan and shall return all materials bearing Proprietary Marks to Barudan; all restrictions regarding use and disclosure of confidential information or Proprietary Marks set forth herein shall continue after termination;

               (3) Each  party   shall  cease  referring  to  Distributor as  an
authorized dealer, representative, or distributor of Barudan; and

               (4) Barudan may, within thirty (30) days following the effective date of termination, request that Distributor return to Barudan all or any portion of Distributor's inventory of the Products which are in original cartons and are in merchantable condition for credit or reimbursement. Distributor shall provide all reasonably necessary supporting documentation for returned goods to Barudan. Distributor shall prepay all freight for the return of such inventory. All amounts due Distributor for such returned inventory shall be due within thirty (30) days after delivery to Barudan.

      10.   MISCELLANEOUS PROVISIONS.

            A. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto embody the entire understanding between the parties and supersedes all prior understandings and agreements related to the subject matter including but not limited to the Prior Agreements described on Exhibit C attached hereto. If there is a conflict as between any term of this Agreement and any term of the Standard Terms and Conditions of Sale attached hereto as Exhibit C, the term(s) of this Agreement shall govern and control.

            B. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their assigns, or successors; provided, however, that no party shall assign any right or obligation hereunder, in whole or in part, without the prior written consent of the other parties herein, and any attempt to do so shall be void; except that it is agreed that Barudan may assign its rights and obligations under this Agreement to Barudan America, Inc. without the consent of any other party. Barudan hereby consents to Distributor using the subdistributors listed on Exhibit D attached hereto.

            C. AMENDMENT,  MODIFICATION, OR WAIVER. No amendment,  modification, settlement, compromise, release, or waiver of any condition, provision, or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound, or its duly authorized representative and specifying with particularity the nature and extent of such amendment, modification, or waiver. Any waiver by any part of any default of another party shall not affect or impair any right arising from any subsequent default. Except as expressly provided in this Agreement, nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

            D. NOTICES. Except as otherwise provided in this Agreement, all notices to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person or if mailed, certified mail, postage prepaid, United States mail, to the party to be notified at its principal place of business. Notice given by fax or email shall be confirmed by written copy thereof sent according to the prior sentence. Any party may change its address by giving notice in the aforesaid manner to the other party, and ten
(10) days after giving such notice, such party's address shall be deemed to have been changed.

            E. CAPTIONS, HEADINGS OR TITLES. All captions, headings, or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement nor act as a limitation of the scope of the particular paragraphs or sections to which they apply.

            F. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability in such jurisdiction without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

            G. SPECIFIC PERFORMANCE. The parties hereto agree that the failure of any party to perform any obligation or duty which each has agreed to perform shall cause irreparable harm to the parties willing to perform the obligations and duties herein, which harm cannot be adequately compensated for by money damages. It is further agreed by the parties hereto that an order of specific performance against a party or parties in default under the terms of this Agreement would be equitable and would not work a hardship on the defaulting party or parties. Accordingly, in the event of a default by any party hereto, a non-defaulting party, in addition to whatever other remedies are available at law or in equity, shall have the right to compel specific performance by the defaulting party or parties of any obligation or duty herein.

            H. CONDITION.  This Agreement is conditioned upon Distributor,  John
K. Ziegler, Sr., and John K. Ziegler, Jr. having executed and delivered to Barudan a Non-Compete Agreement substantially in the form attached hereto as Exhibit E.

            I. EXHIBITS. The following Exhibits in their complete text are by this reference incorporated herein and made a part of this Agreement:

               Exhibit A  Products
               Exhibit B  Barudan's Warranty Practices
               Exhibit C  Standard Terms and Conditions of Sale
               Exhibit D  Subdistributors
               Exhibit E  Non-Compete Agreement

            J. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            K. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina.

            L. CUMULATIVE RIGHTS. Except as expressly stated herein, no right or remedy herein conferred upon or reserved to any party hereto is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

      IN WITNESS WHEREOF, the parties have set their hands the day and year first above written.

                                          BARUDAN:

Attest:                                   BARUDAN COMPANY, LTD.


________________________________          By: ________________________________
                                                      Yoshio Shibata
                                                      President




                                          DISTRIBUTOR:

Attest:                                   WILLCOX & GIBBS, INC.


________________________________          By: ________________________________
                                                      John K. Ziegler
                                                      Vice President